      As filed with the Securities and Exchange Commission on July 26, 2000
                                                      Registration No. 333-_____

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                   ----------

                                MICROVISION, INC.
             (Exact name of registrant as specified in its charter)

                                   ----------

                 WASHINGTON                                     91-1600822
         (State or other jurisdiction of                      (IRS Employer
         incorporation or organization)                     Identification No.)

                            19910 NORTH CREEK PARKWAY
                         BOTHELL, WASHINGTON 98011-3008
          (Address, including zip code, of Principal Executive Offices)

                                   ----------

                       1996 STOCK OPTION PLAN, AS AMENDED
                     INDEPENDENT DIRECTOR STOCK OPTION PLAN

                                   ----------

                                RICHARD A. RAISIG
                             CHIEF FINANCIAL OFFICER
                            19910 NORTH CREEK PARKWAY
                         BOTHELL, WASHINGTON 98011-3008
                                 (425) 415-6614
           (Name, address, and telephone number of agent for service)

                                  WITH COPY TO:
                            CHRISTOPHER J. VOSS, ESQ.
                                 STOEL RIVES LLP
                          ONE UNION SQUARE, 36TH FLOOR
                         SEATTLE, WASHINGTON 98101-3197

                                   ----------

                         CALCULATION OF REGISTRATION FEE


------------------------------------------------------------------------------------------------------------------------------------
 Title of Securities to            Amount to be            Proposed Maximum           Proposed Maximum               Amount of
     Be Registered                  Registered            Offering Price Per         Aggregate Offering           Registration Fee
                                                               Share (1)                  Price (1)
------------------------------------------------------------------------------------------------------------------------------------
      Common Stock               2,650,000 Shares               $44.41                  $116,102,115                  $30,651



(1) The proposed maximum offering price per share and the proposed maximum aggregate offering price were estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1933.

                                     PART I

     Information required by Part I of Form S-8 is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"), and the Note to Part I of Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents filed by Microvision, Inc. ("Microvision"), with the Securities and Exchange Commission are incorporated herein by reference:

          (a) Microvision's latest annual report filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act").

          (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report or prospectus referred to in (a) above.

          (c) The description of the authorized capital stock of the Registrant contained in the Registrant's registration statement filed under Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating the description.

     All reports and other documents subsequently filed by Microvision pursuant to Sections 13(a) and (c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents.

     Any statement contained herein, or in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. DESCRIPTION OF SECURITIES.

     Not Applicable.

Item 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not Applicable.

Item 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Article 7 of Microvision's Amended and Restated Articles of Incorporation authorizes Microvision to indemnify its directors to the fullest extent permitted by the Washington Business Corporations Act through the adoption of bylaws, approval of agreements, or by any other manner approved by the Board of Directors. In accordance therewith, Section 10 of Microvision's Amended and Restated Bylaws ("Bylaws") requires indemnification of present and past directors, as well as any person who, while a director, also was serving at the request of Microvision as an officer, employee or agent of Microvision or as a director, officer, employee or agent of another entity (each, an "Indemnitee"), who was or is made a party, or is threatened to be made a party to, or is involved in any threatened, pending, or completed action, suit or proceeding, whether formal or informal, civil, criminal, administrative or investigative (a "Proceeding"), because such Indemnitee is or was a director of Microvision.
Section 10 of the Bylaws also provides that any Indemnitee who was or is made a party, or is threatened to be made a party, to any threatened, pending, or completed action or suit by or in the right of Microvision to procure a judgment in its favor because such Indemnitee is or was a director of Microvision, will be indemnified and held harmless by Microvision to the fullest extent permitted by applicable law against all expense actually and reasonably incurred or suffered by such Indemnitee in connection with such action or suit; PROVIDED that the Indemnitee must have acted in good faith and in a manner that he or she reasonably believed to be in or not opposed to the best interests of Microvision; and PROVIDED FURTHER that no indemnification will be made in respect of any claim, issue or matter as to which such Indemnitee is adjudged liable to Microvision. Notwithstanding these indemnification obligations, no indemnification will be provided to any Indemnitee to the extent that such indemnification would be prohibited by the Washington Business Corporation Act or other applicable law as then in effect, nor, except with respect to proceedings seeking to enforce rights to indemnification, will Microvision indemnify any such person seeking indemnification in connection with a Proceeding initiated by such person except where such Proceeding was authorized by the Board of Directors.

     Section 10 of the Bylaws also provides that expenses incurred in defending any Proceeding in advance of its final disposition may be advanced by Microvision to the Indemnitee upon receipt of an undertaking by or on behalf of such person to repay such amount if it is ultimately determined that such person is not entitled to be indemnified by Microvision, except where the Board of Directors adopts a resolution expressly disapproving such advancement.

     Section 10 of the Bylaws also authorizes the Board to indemnify and advance expenses to officers, employees and agents of Microvision on the same terms and with the same scope and effect as the provisions thereof with respect to the indemnification and advancement of expenses of directors.

Item 7. EXEMPTION FROM REGISTRATION CLAIMED.

     Not Applicable.

Item 8. EXHIBITS.

        4.1      Form of specimen certificate for common stock (1)

        5        Opinion of Stoel Rives LLP

        23.1     Consent of PricewaterhouseCoopers LLP

        23.2     Consent of Stoel Rives LLP (included in Exhibit 5)
------------

(1) Incorporated by reference to Microvision's Form SB-2 Registration Statement, as amended, No. 333-5276- LA.

Item 9.  UNDERTAKINGS.

     (a) The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) that, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bothell, State of Washington on July 26, 2000.

                                  MICROVISION, INC.


                                  By: /s/ Richard F. Rutkowski
                                      ------------------------------------------
                                      Name: Richard F. Rutkowski
                                      Title: President & Chief Executive Officer

     Each of the undersigned hereby constitutes and appoints Richard F. Rutkowski and Richard A. Raisig, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution, for the undersigned and in his or her name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, and any other instruments or documents that said attorneys-in-fact and agents may deem necessary or advisable to enable Microvision, Inc., to comply with the Securities Act of 1933, as amended, and any requirements of the Securities and Exchange Commission in respect thereof, and to file the same, with all exhibits thereto, with the Securities and Exchange Commission, in connection with the registration under the Securities Act of 1933, as amended, of shares of Common Stock of Microvision, Inc., issuable pursuant to the 1996 Stock Option Plan, as amended, and the Independent Director Stock Option Plan, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each such attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated below on the 26th day of July, 2000:

        Signature                                  Title
        ---------                                  -----

/s/ Richard F. Rutkowski         President, Chief Executive Officer and Director
--------------------------       (Principal Executive Officer)
Richard F. Rutkowski

/s/ Steven R. Willey             Executive Vice President and Director
--------------------------
Steven R. Willey

/s/ Richard A. Raisig            Vice President, Chief Financial Officer and
--------------------------       Director (Principal Financial Officer)
Richard A. Raisig

/s/ Jeff Wilson                  Principal Accounting Officer
--------------------------
Jeff Wilson

/s/ Jacob Brouwer                Director
--------------------------
Jacob Brouwer

                                 Director
--------------------------
Richard A. Cowell

                                 Director
--------------------------
Margaret Elardi

/s/ Walter J. Lack               Director
--------------------------
Walter J. Lack

/s/ William A. Owens             Director
--------------------------
William A. Owens

/s/ Robert A. Ratliffe           Director
--------------------------
Robert A. Ratliffe

/s/ Dennis Reimer                Director
--------------------------
Dennis Reimer